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                                                                  EXHIBIT 5
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                                                        May 20, 1996


Board of Directors
American States Financial Corporation
500 North Meridian Street
Indianapolis, Indiana  46204

Gentlemen:

        You have requested our opinion in connection with the Form S-1 Registration Statement (the "Registration Statement") to be filed by American States Financial Corporation, an Indiana corporation (the "Corporation"), with respect to the offer and sale by the Corporation of up to 11,500,000 shares of Common Stock, no par value, of the Corporation (the "Shares") of which 10,000,000 Shares are being sold by the Corporation and 1,500,000 Shares are subject to over-allotment options granted to the underwriters by the Corporation. We have examined such records and documents and have made such investigation of law as we have deemed necessary in the circumstances.

        Based on that examination and investigation, it is our opinion that the Shares are duly authorized and will be, when sold in the manner described in the Registration Statement (including all Exhibits thereto) and in compliance with the Securities Act of 1933, as amended, and applicable state blue sky laws, validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

        We consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Barnes & Thornburg

                                                        BARNES & THORNBURG